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                                                                    Exhibit 10.9

   SOFTWARE MAINTENANCE, DATA SERVICES AND OPERATIONS SERVICE LEVEL AGREEMENT

SOFTWARE MAINTENANCE, DATA SERVICES AND OPERATIONS SERVICE LEVEL AGREEMENT ("Agreement") entered into as of the 1st day of January, 2001, as amended on May 15, 2002, by and between ITA Software, Inc. ("Licensor") and Orbitz, LLC ("Licensee").

1.  INTRODUCTION

This Software Maintenance, Data Services and Operations Service Level Agreement covers standards for the provision of software maintenance, data management and support, and operations by Licensor to Licensee, in connection with that certain Software License Agreement dated as of July 1, 2000 between Licensee and Licensor (the "License Agreement"). The License Agreement terminates on September 30, 2004 (if not renewed) and this Agreement, and the pricing contained herein, has been structured to run concurrently with the License Agreement. Capitalized terms used but not defined herein will have the meaning ascribed thereto in the License Agreement.

In accordance with the License Agreement, Licensor has granted to Licensee a license to use the Licensed Software (as defined in the License Agreement) for the purpose of enabling End Users (as defined in the License Agreement) to obtain information and to make decisions about airline routes and schedules, airfares and availability, as well as to search for low airfares, at Licensee's World Wide Web site currently located at www.orbitz.com. Licensee will operate a portion of the Licensed Software at its location in Chicago, Illinois (the "Licensee Facility", which shall include any other location to which Licensee may move its operations center in the future). To support Licensee, Licensor will: (i) provide maintenance and support for the Licensed Software, pursuant to
Section 2 of this Agreement ("Maintenance Services"), (ii) provide data and data support relating to the Licensed Software, pursuant to Section 3 of this Agreement ("Data Services") and (iii) provide operations to effect the Maintenance Services and the Data Services, pursuant to Section 4 of this Agreement ("Operations Services").

2.  MAINTENANCE SERVICES

2.1    SCOPE OF SERVICES

(a) The following are the Maintenance Services that will be provided by Licensor in connection with the Licensed Software:

Licensor shall:

       (i) develop and provide corrections, changes, or workarounds ("Corrections") for any defects, errors, or malfunctions in the Licensed Software, including, but not limited to, any nonconformities with the Specifications (as defined below)

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               (collectively, "Defects"), discovered by Licensee or Licensor, on a timely basis, given the nature and scope of the Defect;

       (ii) provide to Licensee all improvements, modifications and enhancements ("Improvements", which term will not include improvements, modifications or enhancements (i) which contain significant new or improved functionalities or (ii) which are developed by Licensor specifically for its other customers which are specific to the systems or software of such other customers and which Licensor does not have the right to license to its licensees) to the Licensed Software which Licensor shall make or acquire from time to time and which Licensor makes available to its licensees generally; and

       (iii) provide Licensee any upgrade releases ("Upgrade Releases") to the Licensed Software and all new Versions and Releases of the Licensed Software, which Licensor makes available to its licensees generally; provided, however, that if any such Version or Release contains significant new or improved functionalities, Licensor shall have the right to make such Version or Release available to Licensee only upon the payment of additional license fees, or upon such other terms, as the Licensor requires of its licensees generally therefor. "Versions" shall be designated by a change in the digits to the left of the decimal point, and "Releases" shall be designated by a change in the digits to the right of the decimal point.

As used herein, "Specifications" means the functionality of the Licensed Software described in Exhibit A to the License Agreement.

(b) Licensee shall implement all Corrections that do not materially alter or diminish the functionality of the Licensed Software as described in the applicable Documentation and Specifications. Licensee's failure to do so within 90 days after receipt of notice from Licensor regarding the availability of such Corrections shall eliminate Licensor's obligation to provide Maintenance Services until such Corrections are implemented. In addition, any modifications to Licensor-provided configuration files or alteration from Licensor's recommended use of configuration options shall eliminate Licensor's obligation to provide Corrections or other Maintenance Services for that portion of the software affected thereby, unless such modifications by Licensee were occasioned, following consultation between Licensee and Licensor, by Licensor's failure to modify or correct the Licensed Software as required hereunder or under the License Agreement.

(c) In the event that changes in industry-standard practices and/or data formats (such as ATPCO file formats, ATPCO processing, SSIM schedule formats and government mandates regarding taxes and passenger facility charges (PFCs)) prevent the Licensed Software from functioning as specified in the License Agreement or Specifications, the Licensor shall deliver updates to the Licensed Software to permit operation of the Licensed Software in a manner equal to the functionality described in the License Agreement and Specifications. Such updates will be considered "Improvements" for the purposes of this Section 2, and Licensor shall deliver such Improvements to Licensee

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within a reasonable time prior to the effective date of such industry change so that such Improvements may be implemented by the effective date of such change. Licensee shall implement any Improvements delivered pursuant to this paragraph
(c) as soon as practicable after delivery thereof.

(d) Licensor will provide Licensee any revisions to the existing Documentation developed or necessary to reflect all Corrections, Improvements, Upgrade Releases, Versions or Releases for the Software.

(e) All computer programs delivered pursuant to the Maintenance Services shall be considered "Licensed Software" and subject to all the terms and conditions of the License Agreement.

(f) Licensor shall provide Maintenance Services directly to Licensee but not to End Users.

(g) Licensor shall at all times provide Maintenance Services for at least the current and one (1) previous Release of the Licensed Software; provided, that Licensor's obligation to maintain a previous Release will terminate 120 days after the current Release was made available to Licensee; and provided further, however, that in the case of Improvements delivered pursuant to paragraph (c), Licensor will not be obligated to provide Maintenance Services with respect to any prior Release which does not incorporate the industry changes comprised in such Improvements.


2.2    MAINTENANCE

2.2.1  BASIC MAINTENANCE

The Licensor shall maintain a technical support entry point in Massachusetts, identified by a dedicated phone number, fax number and e-mail address, which will be staffed by knowledgeable employees capable of providing technical assistance regarding the Licensed Software, its functionality, databases, operations, utilities and supporting documentation. Such telephone or e-mail assistance will be available to the Licensee on a daily basis during regular working hours (9:00 a.m. to 6:00 p.m. Eastern time Monday through Friday). This technical support entry point will also coordinate problem resolution and keep the Licensee apprised of efforts to remedy any problem situation until complete restoration of the service. First line of support will be the Licensee's Help Desk, who will contact and escalate problem to Licensor when necessary.


2.2.2  ENHANCED MAINTENANCE

Enhanced Maintenance will comprise the following: the Licensor shall provide on-call coverage outside the technical support working hours described above, 24 hours/day, 7 days/week, to support urgent problem resolutions of Severity 1 and 2 Problems (as

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defined in Section 2.3); provided that during the 72 hours prior to major launches of the site (which will not occur more than four times per year) Licensee may report problems which relate to such launch during non-business hours even though such problems are not otherwise within the definitions of Severity 1 or Severity 2. This on-call coverage will be provided via a dedicated pager number, carried by knowledgeable employees of the Licensor. During normal working hours, problem reporting will be through the Basic Maintenance entry point, but the Licensor's response shall be in accordance with Enhanced Maintenance service standards. In addition, upon request of Licensee, Licensor shall provide on-site support within twenty-four (24) hours or within a mutually agreed time frame between the parties where telephone support fails to correct any Defect within the target time period set forth in Section 2.3. In such event, Licensor shall provide qualified personnel to work exclusively to correct such Defects until the same is corrected.


2.3    PROBLEM CLASSIFICATION

Licensor shall respond to and use its reasonable commercial efforts to resolve problems in accordance with the severity levels indicated below, which severity levels shall be determined in good faith by Licensee.

    SEVERITY                                                                      PROBLEM RESOLUTION
     LEVEL               DESCRIPTION                    RESPONSE TIME                   TARGET
--------------------------------------------------------------------------------------------------------
       1        Mission-Critical Impact-
                Licensed Software or System              [***]                          [***]

                down
       2        High Systems Impact
                                                         [***]                          [***]

       3        Business Productivity Impact
                                                         [***]                          [***]

       4        Minor Service Impact                     [***]                          [***]



In addition to the foregoing, in the case of Severity Level 2 errors, Licensor will use reasonable commercial efforts to acknowledge receipt of Licensee's error report within 30 minutes; and in the case of Severity 3 and 4 errors (which as set forth above may only be reported during normal business hours), Licensor will use reasonable commercial efforts to acknowledge receipt of Licensee's error report within 60 minutes (or, in the case of error reports received during the last 60 minutes of the business day, within the first 60 minutes of the following business day).

Severity 1 - Mission-Critical Impact:
The system operating the Licensed Software is rendered inoperable due to system software failure and thus cannot perform and return responses to fare/schedule queries. Under Enhanced Maintenance, all resources shall be applied 24 hours/7 days a week until the problem is resolved; provided that in the event that Licensee's system is "rolled back"

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and functionality is returned to a level such that it is no longer within the definition of Severity 1 (although functionality may still be down, corrupted or severely degraded), then the problem will be reclassified as a Severity 2 problem. Initial response and problem resolution target will be according to the chart set forth above.

Severity 2 -High Systems Impact:
Availability feed from the Atlanta Facility is interrupted for a period exceeding two hours, or availability information related to more than four carriers is interrupted for a period exceeding four hours. For Enhanced Maintenance, resources shall be applied 24 hours/7 days a week until the problem is resolved. Initial response and problem resolution target will be according to the chart set forth above.

[***]

[***]

Notwithstanding the foregoing definitions, problems caused by or arising from the following will not be considered "problems" for the purposes hereof and will not be subject to Licensor's obligation to provide Maintenance Services: (i) failure of a Data Provider (as defined in Section 3.1(d)) to provide data in a timely fashion; (ii) failure of telecommunications hardware or equipment; (iii) failure or unavailability of the Worldspan system; (iv) failure of an airline carrier to provide availability information; (v) Force Majeure (as defined in Section 7.4).

In the event Licensee has elected not to receive Enhanced Maintenance, then the response times and problem resolution targets (i.e., the hours during which Licensor will be obligated to work on problem resolution) will be restricted to normal working hours (9:00 am to 6:00 pm EST, Monday through Friday).


2.4    STANDARD OPERATING PROCEDURES

The procedures for reporting, diagnosing, tracking and responding to problems are set forth in Licensor's standard operating procedures for Licensee ("SOP"), which is attached to this Agreement as APPENDIX A, as it may be amended by the parties from

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time to time; provided, that Licensor will give Licensee reasonable prior notice of any anticipated major changes to the SOP.


2.5    CHANGE MANAGEMENT

The parties shall develop a mutually agreeable change management process. At a minimum, such process shall require Licensor to notify Licensee and obtain Licensee's approval prior to implementing any material changes to the services provided by Licensor hereunder or any changes which could materially affect Licensee's use of the Licensed Software as contemplated in this Agreement and the License Agreement.


2.6    MAINTENANCE STANDARDS

Licensor shall use its best commercially reasonable efforts to meet the response times and resolution targets set forth in this Section 2.

3.  DATA SERVICES

3.1    SCOPE OF SERVICES

(a) Licensor maintains its data center in the Exodus Communications facility in Waltham, Massachusetts (the "Waltham Facility", which shall include any other location to which Licensor may move its data center in the future), from which Licensor manages data feeds for schedule and faring data and provides such data to Licensee for use with the Licensed Software. Licensor currently receives fare data from Airline Tariff Publishing Company ("ATPCO") and schedule data from Innovata, LLC ("Innovata"). Licensor also receives availability data through the Worldspan GDS ("Worldspan") and maintains an availability cache at the Waltham Facility for the purpose of providing availability data to its licensees.

(b) In response to a specific request from Licensee, Licensor has established a facility at Worldspan in Atlanta, Georgia (the "Atlanta Facility", which shall include any other location to which Licensor may in the future move its data center for receiving availability data and operating an availability cache, provided that Licensee shall not be obligated to pay the monthly fixed charge set forth in Section 6.4.1 in the event such facility is moved from Atlanta, Georgia), at which Licensor receives availability data and operates an availability cache for the provision of availability information to the Licensed Software. Licensor provides availability data from such availability cache to another availability cache (which is part of the Licensed Software) operated at the Licensee Facility. Licensor will also utilize the Waltham Facility as a backup for availability data in the event the Atlanta Facility is unable to communicate directly with the Licensee Facility.

(c) The operation of the Atlanta Facility and the Waltham Facility (including all software running in such facilities) are the sole responsibility of Licensor and the operation of the Licensee Facility (including the Licensed Software) is the sole responsibility of Licensee.

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(d) As part of the data management services provided hereunder, Licensor will
(i) receive and manage downloads of fare and schedule data from ATPCO and Innovata, respectively (or in each case from such other commercially reasonable industry accepted sources as the parties may mutually agree upon, referred to herein (together with Worldspan) as "Data Providers"), (ii) process such data such that it is in a form suitable for use with the Licensed Software, (iii) receive availability data from Worldspan and maintain the availability cache at the Atlanta Facility (and, for backup purposes, at the Waltham Facility), and
(iv) transmit such availability, fare and schedule data to the Licensee Facility as frequently as it receives such data from the relevant Data Providers. In the event that Licensee desires Licensor to change a particular Data Provider for purposes of providing services hereunder, Licensor shall consult with Licensee to determine whether Licensor should make such a change.


3.2    DATA PROVIDERS

Licensor has in place and will use its best efforts to maintain legal agreements with Data Providers for the provision of availability, schedule and fare data for the operation of the Licensed Software. Furthermore, Licensor believes that its commercial arrangements presently in effect with Data Providers should enable Licensor to provide services in accordance with the terms of this Agreement. However, Licensee acknowledges and agrees that such Data Providers are third parties which are not in Licensor's control and which are subject to delay or failure. While Licensor agrees, as part of its obligations under this Agreement, to receive, load and manage such data, Licensor does not warrant the accuracy of such data. In addition, Licensor disclaims any and all liability resulting from or related to Data Providers' failure to provide data to Licensor in a timely fashion. In the event a Data Provider breaches the terms of a legal agreement with Licensor, and such breach has an adverse effect on Licensee, Licensor shall, upon Licensee's request, consult with Licensee as to Licensor's enforcement of its rights under such agreement; however, Licensor will retain complete discretion as to what, if any, action to take as a result thereof.


4.  OPERATIONS SERVICES

4.1    WALTHAM FACILITY AND ATLANTA FACILITY

Licensor will operate and maintain the Waltham Facility and the Atlanta Facility. Such operation and maintenance will include, without limitation, the acquisition, installation, maintenance, upgrading, monitoring and all aspects of the operation of all computer hardware and equipment, and all services related thereto, for the Waltham Facility and the Atlanta Facility necessary in connection with the provision by the Licensor of the Data Services provided hereunder.

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4.2  COMMUNICATIONS

The Licensor will receive data at the Atlanta Facility and the Waltham Facility and transmit data from from such facilities via communications channels which may include the Internet, a virtual private network or dedicated point-to-point circuits. Licensor shall at all times maintain agreements for high speed connections for the receipt and transmission of such data (except that Licensee acknowledges that Licensor does not have direct connections to ATPCO or Innovata and receives data from such Data Providers via a high-speed internet connection).

(a) All hardware, software and services associated with communications between the Atlanta Facility and the Licensee Facility, including maintenance thereof, will be the responsibility of Worldspan. The cost of such services from Worldspan will be for the account of Licensee and Worldspan will invoice Licensee therefor directly. Such hardware, software and services will not be included within any of the service level or support commitments contained in this Agreement.

(b) All hardware, software and services associated with communications between the Waltham Facility and the Licensee Facility, and between the Atlanta Facility and the Waltham Facility, including maintenance thereof, will be provided by the Licensor and charged to Licensee pursuant to the provisions of Section 6.4.2 hereof.

(c) Licensee expressly acknowledges that the flow of data to or from the Atlanta Facility or the Waltham Facility will depend in large part on the performance of hardware, software and services provided or controlled by third party communications providers and by Worldspan. Licensor disclaims any and all liability resulting from or related to Licensee's inability to communicate with the Atlanta Facility or the Waltham Facility, to the extent such inability is the result of the failure of hardware, software or services provided by such third party communications providers and/or Worldspan.

5.  PERFORMANCE SERVICE LEVELS

5.1    DATA DELIVERY.

Licensor will exercise reasonable commercial efforts to deliver data in accordance with Section 3.1. Failures to deliver data will be subject to the following:

   (a) In the event Licensor fails to deliver schedule data at the scheduled delivery time, such failure will be treated as a "Severity 4" error. If such failure has not been remedied within twenty-four hours of the later of (i) the scheduled delivery time or (ii) the time Licensor actually receives such data from the Data Provider thereof, then such failure will be treated as a "Severity 2" error.
   (b) In the event Licensor fails to deliver fare data at the scheduled delivery time, such failure will be treated as a "Severity 4" error. If such failure has not been remedied within the later of (i) the scheduled delivery time for the next scheduled delivery or (ii) two hours of the time Licensor actually receives such data from the Data Provider thereof, then such failure will be treated as a "Severity 2" error.

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   (c) Any failure to transmit availability data will be covered by the Severity definitions contained in Section 2.3.

Licensor will not be deemed to have failed to deliver data under this Section if such failure occurs as a result of unplanned telecommunication outages, of Force Majeure (as defined in Section 7.4), or of acts or omissions of Licensee.


5.2    PRICING ACCURACY.

[***]


5.3    DISASTER RECOVERY

Licensor will comply with the provisions of the Disaster Recovery Plan (DRP) attached hereto as Appendix B, and shall provide Licensee with notice of any material change to such DRP.

6.  FEES AND EXPENSES

6.1    BASIC MAINTENANCE

THERE IS NO CHARGE FOR BASIC MAINTENANCE.

6.2    ENHANCED MAINTENANCE

Beginning January 1, 2001, if the Licensee elects to receive Enhanced Maintenance, the fee therefor will be $[***] per month, plus the increase in the Consumer Price Index for






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Boston (as reported in the Wall Street Journal) from a base of January, 2001 through January of the year in which the Enhanced Maintenance is provided ("CPI Increase"). Any CPI Increase (under this Section 6.2 or under Section 6.3 or 6.4.1) will be calculated in January of each year beginning 2002 and will remain in effect for the balance of such calendar year. Licensee may discontinue Enhanced Maintenance at any time upon 90 days' prior written notice to Licensor.


6.3    DATA SERVICES

Beginning January 1, 2001, the charge for the Data Services described in Section 3.1(d) is $[***] per month, plus the CPI Increase. Licensee may discontinue Data Services at any time upon 90 days' prior written notice to Licensor.

6.3.1  AVAILABILITY DATA

Beginning January 1, 2001, Licensee will pay Licensor a fee of $[***] per month, in respect of the cost of obtaining availability data. In the event that Licensor is able to allocate the cost of Worldspan availability data among a larger number of licensees, Licensor shall reduce the portion of such cost that is being paid by Licensee pursuant to this paragraph.

Notwithstanding the foregoing, in the event Licensee may negotiate with Worldspan, L.P. or another third party for relief from or abatement of such fee, Licensor shall abate or adjust such fee as directed by Licensee; provided, however, that if obtaining such relief or abatement necessitates a change in the availability vendor, the parties shall mutually agree upon the costs associated with such change.

6.3.2  ADDITIONAL CHARGE FOR AVAILABILITY DATA

   (a) In the event Licensee uses Worldspan availability data but ceases to process in the Worldspan system substantially all its air travel transactions which are generated from the Licensed Software, then Licensee will pay an additional charge of $[***] per PNR (as defined in the License Agreement) created by Licensee's use of the Licensed Software; provided, that in the event Licensee may negotiate with Worldspan a relief from or abatement of such fee, Licensor will abate such fee if so directed by Worldspan.
   (b) If the charge described in paragraph (a) is applicable, Licensee will certify to Licensor, within 30 days of the end of each calendar quarter, the number of PNRs created on Worldspan during such quarter. Notwithstanding the provisions of Section 6.5, Licensee will pay such charge simultaneously with its delivery of such certification.

6.3.3  INCREASE IN DATA COSTS

The costs to Licensor of obtaining fare and schedule data provided hereunder is included in the license fee payable by the Licensee. However, in the event there is a material increase in the cost to Licensor of the data feeds which are provided hereunder from those presently in effect, Licensor reserves the right to impose a separate fee for such data

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upon 90 days' prior written notice to Licensee; provided that such fee shall be limited to the actual cost increase incurred by Licensor for data provided to Licensee. Such fee will only be assessed as part of a general increase by Licensor in its pricing to its licensees resulting from such a cost increase.


6.4    OPERATIONS SERVICES

6.4.1  ATLANTA AND WALTHAM FACILITIES

Licensor will charge Licensee in respect of the costs for establishing and maintaining the Atlanta Facility and a rateable portion of the costs for maintaining the Waltham Facility. Such charge consists of (i) a single, one-time charge of $[***], relating to the initial (non-recurring) cost of establishing the Atlanta Facility (including acquisition of hardware and equipment and amounts paid to Worldspan), which will be payable in accordance with the payment schedule set forth in Exhibit G to the License Agreement, (ii) a fixed charge of $[***] per month plus the CPI Increase, relating to the recurring acquisition, replacement, upgrading, operation and maintenance costs of the hardware, equipment, rack space, bandwidth, facility services and performance monitoring for the Atlanta Facility and Licensee's rateable portion of such services from the Waltham Facility. The monthly cost set forth in clause (ii) has been calculated based upon the assumption of a three-year term for this Agreement.

6.4.2  COMMUNICATIONS COSTS

All hardware, software and services associated with communications between the Waltham Facility and the Licensee Facility, including maintenance thereof, will be contracted for by Licensor and the cost thereof is included in the monthly fixed charge described in Section 6.4.1(ii).


6.4.3  OTHER COSTS

In the event that Licensor's personnel are obligated to travel outside of the Greater Boston area in connection with the provision of Maintenance Services, Data Services or Operations Services pursuant to this Agreement, Licensee will pay Licensor, with respect to such travel, all out-of-pocket expenses thereof; provided that (1) Licensor obtains Licensee's prior written approval before incurring such reimbursable expenses; or (2) such expenses are incurred in accordance with Licensee's then-current policy regarding such reimbursable expenses. Licensor agrees to provide Licensee with access to such original receipts, ledgers, and other records as may be reasonably appropriate for Licensee or its accountants to verify the amount and nature of any such expenses.


6.5   PAYMENT TERMS

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All fees and expenses described in this Section 6 will be payable, prior to
December 31, 2001, in accordance with the payment schedule set forth at Exhibit G to the License Agreement, subject to Section 8(j) of the License Agreement. In accordance with the provisions set forth in Section 8(h) of the License Agreement and except as otherwise set forth herein, Licensor will invoice Licensee for all such amounts at least thirty (30) days prior to the due date; provided, that Licensor shall not be obligated to invoice any amounts (such as the fee for availability data described in Section 6.3.1) the amount and timing of which are fixed by this Agreement and/or by Exhibit G. Each such invoice will be payable thirty (30) days after receipt by Licensee. In addition, without limiting the foregoing, in the event Licensee fails to pay any properly invoiced and undisputed amounts when due hereunder, and such failure continues for more than ten business days after notice thereof by Licensor, then (i) Licensor will be excused from all further performance of its obligations under this Agreement until such amounts are paid in full, and (ii) Licensee will remain obligated to pay the amounts set forth in Section 6.3 and 6.4, when and as specified therein, for services actually performed. Any such failure will not affect the parties' rights and obligations under the License Agreement except as specifically set forth therein.


6.6    SERVICE LEVEL CREDITS

[***]






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6.7    ABUSE OF MAINTENANCE SERVICES BY LICENSEE

In the event Licensee abuses the Maintenance Services (E.G., by declaring a problem Severity Level 1 when it was only Severity Level 3, unless such distinction could not reasonably have been determined, or by reporting problems which are not Severity 1 or 2 during non-business hours) (an "Abuse Incident"), then Licensee shall pay Licensor fees for such abuse in accordance with this
Section 6.7. There shall be no charge for the first Abuse Incident occurring in a calendar month. For each of the second through seventh Abuse Incident occurring in such calendar month, Licensee shall pay to Licensor a fee of $150. Thereafter, Licensee shall pay Licensor a fee of $500 for each additional Abuse Incident occurring in such calendar month; provided that the aggregate amount of fees for Abuse Incidents shall not exceed $2900 during any single calendar month.


7.  GENERAL PROVISIONS

7.1    WARRANTIES

Licensor shall perform the Maintenance Services, Data Services, Operations Services and all other services specified herein in a good, workmanlike and professional manner using qualified personnel fully familiar with the Licensed Software.


7.2    DESIGNATED ACCOUNT MANAGERS

Licensee and Licensor shall each appoint an account manager ("Account Managers") who shall be responsible for all administrative matters pertaining to this Agreement. The

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Account Managers will serve as primary point of contact for the other party for any matter regarding this Agreement.

The Account Managers will initially be the following individuals:

For Licensor:
Name: Judith Lepor
Title: Customer Relations Manager
E-Mail: customersupport@itasoftware.com
Phone: (617) 714-2100
Fax: (617) 621-3913

For Licensee:
Name: Alex Zoghlin
Title: Chief Technology Officer
E-Mail: alex@orbitz.com
Phone: (312) 894-4708
Fax: (312) 894-4855


Either party may replace the appointed Account Manager upon delivery, prior to such change, to the other party of written notice of such change.


7.3    TERM

The term of this Agreement will commence as of January 1, 2001 and will terminate contemporaneously with the termination of the License Agreement, unless earlier terminated in accordance with this Section 7.3.

   (a) Licensee may, upon 90 days' prior written notice to Licensor, terminate Enhanced Maintenance under Section 2.2.2, in which event Licensee will, following such termination, be relieved of further responsibility for payment of the charge described in Section 6.2.
   (b) Licensee may, upon 90 days' prior written notice to Licensor, terminate Data Services under Section 3.1 with respect to schedule, fare and availability data, in which event Licensee will, following such termination, be relieved of further responsibility for payment of the charge described in Section 6.3 (but will remain responsible for payment of the charges described in Sections 6.3.1, 6.3.2 and 6.4). In the event Licensee terminates the Data Services with respect to availability data, Licensee shall be permitted to use its own data source in connection with the Licensed Software, subject to the provisions of Section 6(b) of the License Agreement.
   (c) Licensee may, upon one year's prior written notice (or such shorter notice period, no less than 90 days, equivalent to the then-remaining commitment Licensor has to Worldspan with respect to the Atlanta Facility) to Licensor, terminate Operations Services under Section 4.1 and 4.2, in which event Licensee will, following such termination, be relieved of further responsibility for payment of the charge described in Section 6.4 (but will remain responsible for payment of the charges described in Sections 6.3.1 and 6.3.2).
   (d) Either party may terminate this Agreement in its entirety in the event the other party materially breaches any of its obligations hereunder and fails to cure such breach within thirty (30) days after receipt of notice of such breach by the non-breaching party.


7.4    FORCE MAJEURE

Licensor will not be responsible or liable for, and will be excused from, any non-performance or delay in the performance of any of its obligations under this Agreement if and to the extent that such non-performance or delay (i) is caused by an act of God, natural disaster, civil disturbance, war, fire, earthquakes, changes in law, regulation or government policy, or non-performance by any third party (including vendors or suppliers), or any other factor beyond the control of Licensor, whether or not foreseeable ("Force Majeure"), and (ii) could not have been prevented by Licensor's taking normal and customary precautions. In the event that Licensor is excused from the performance of its obligations pursuant to this Section 7.4, then Licensor will use its best commercial efforts that are practicable under the circumstances to resume performance of its obligations as soon as feasible.


7.5    EXCLUSIVITY OF REMEDIES

The provisions of this Agreement and the License Agreement constitute the exclusive provisions applicable to Licensor's maintenance and support of the Licensed Software and the provision and support of data and operations therefor. Licensor disclaims any and all warranties, express or implied, including but not limited to warranties of merchantability or fitness for a particular purpose, except as specifically set forth herein.


7.6    NOTICES

Any notices given hereunder shall be given pursuant to and as provided in the License Agreement. In addition, Licensee agrees that Licensor may provide invoices to Licensee by means of facsimile or email transmission.


7.7    LIMITATION OF LIABILITY

The parties' limitations of liability set forth in Section 13 of the License Agreement shall apply to this Agreement.

7.8    DEFAULT

If Licensor fails to perform any of its obligations under this Agreement, and such failure continues for more than thirty (30) days following receipt of written notice from Licensee, then Licensee, in addition to its other remedies, shall have the right to correct the failure or to have the failure corrected by a third party. Licensor shall reimburse Licensee for all costs incurred by Licensee in effecting such correction, less the amount of any Service Level Credit received by Licensee pursuant to Section 6.6 hereof. In the event such failure relates to Severity 3 or Severity 4 errors, this Section will only apply if such errors are chronic or continuous.

7.9    MISCELLANEOUS

(a) If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof.

(b) This Agreement, together with the License Agreement, represents the entire agreement of the parties with respect to the subject matter hereof and any other previous understanding, commitments, or agreement, oral or written, between Licensee and Licensor with respect to the subject matter hereof.

(c) No failure by either party to insist upon the strict performance of any covenant, term or condition of this Agreement, or to exercise any right or remedy, shall constitute a waiver of such right or remedy on any subsequent occasion.

(d) The validity, construction, scope and performance of this Agreement shall be governed by the laws of the State of Delaware, exclusive of its choice of law provisions.

(e) This Agreement may not be amended except in writing executed by duly authorized representatives of both Licensor and Licensee.

(f) This Agreement may not be assigned by either party except in connection with and under the circumstances permitted under the License Agreement. Subject to the foregoing, this Agreement will be binding on the parties and their respective successors and permitted assigns.

(g) This Agreement may be signed in one or more counterpart copies, all of which together shall constitute one Agreement and each of which shall constitute an original.


IN WITNESS WHEREOF, the parties have executed this Agreement as of this 2nd day of March, 2001.


ITA Software, Inc.                           Orbitz, LLC

By: /s/ Jeremy Wertheimer                    By: /s/ Jeffrey Katz
    --------------------------                   ------------------------------

Name:  Jeremy Wertheimer                     Name:  Jeffrey Katz
       -----------------------                      ----------------------------

Title: President & CEO                       Title: President & CEO
       -----------------------                      ----------------------------

                                                                      APPENDIX A

                               [ITA SOFTWARE LOGO]

                               ITA Software, Inc.


                          Standard Operating Procedures
                                      (SOP)

                                       for


                          On Call Operating Support to

                                  Orbitz, LLC.

[***]






----------

*** The contents of this Exhibit, consisting of eight pages, have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                      APPENDIX B

                               [ITA SOFTWARE LOGO]

                                       ITA
                                    DISASTER
                                    RECOVERY
                                      PLAN
                                      (DRP)

[***]






----------

*** The contents of this Exhibit, consisting of eight pages, have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.